BARKER & FOLSOM
                          CERTIFIED PUBLIC ACCOUNTANTS
Thomas G. Barker, Jr., CPA, P.C.                       Randy K. Parker, CPA
M. Bradley Folsom, CPA, P.C.                                  Nikki J. Thon
                       Member of APCPA Division of Firms
                         Member of SEC Practice Section





CONSENT OF INDEPENDENT AUDITORS


Frontier Oil Exploration Company and Subsidiaries

Barker & Folsom do hereby consent to (a) the incorporation by reference into the Registration Statement on Form S-3 of Frontier Oil Exploration Company (the "Company") of our opinion dated February 24, 1995, relating to the financial statements as of December 31, 1994 and for the year then ended, as such report is included in the Company's annual report on form 10-K for its fiscal year ended December 31, 1995, and (b) the reference to us under the heading "Experts" in such Registration Statement.


/s/ Barker & Folsom


Ogden, Utah
July 16, 1996

                      2655 Kiesel Avenue/Ogden, Utah 84401
                       (801) 621-0390/FAX (801) 392-7729